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Exhibit 10.3

INVESTMENT TECHNOLOGY GROUP, INC.
DIRECTORS' RETAINER FEE SUBPLAN

Section 1. Introduction.

        The Investment Technology Group, Inc. Directors' Retainer Fee Subplan (the "Subplan") is implemented under the 1994 Stock Option and Long-Term Incentive Plan, as amended and restated from time to time (the "Plan") of Investment Technology Group, Inc. (the "Company") in order to provide nonemployee directors with an election to receive payment of their annual retainer fees in the form of shares of Common Stock or cash or to defer payment of their annual retainer fees in the form of Deferred Share Units. The Plan is intended to encourage qualified individuals to accept nominations as directors of the Company and to strengthen the mutuality of interest between the nonemployee directors and the Company's other shareholders.

Section 2. Definitions.

        Capitalized terms used in the Subplan but not defined herein shall have the same meanings as defined in the Plan. In addition to such terms and the terms defined in Section 1 hereof, the following terms used in the Subplan shall have the meaning set forth below.

  (a)
  "Deferred Share Unit" means a fully vested unit entitling the holder to receive one share of Common Stock per unit in accordance with the terms of the Subplan.

  (b)
  "Director" means a member of the Board who is not, and has not been during the preceding three months, (i) an employee of the Company or any parent or subsidiary of the Company or (ii) a consultant who has received, during the preceding 12-month period, payments in excess of $150,000 from the Company and its subsidiaries for consulting services.

  (c)
  "Subplan Benefits" means the benefits described in Sections 5 and 6 hereof.

Section 3. Administration.

        The Subplan shall be administered by the Committee. The Committee shall have full authority to construe and interpret the Subplan, and any action of the Committee with respect to the Subplan shall be final, conclusive, and binding on all persons.

Section 4. Cash or Stock Election.

        Each Director may elect to receive his or her annual retainer fee in the form of cash or fully vested shares of Common Stock. In addition, each Director may elect to defer receipt of his or her annual retainer fee in the form of Deferred Share Units as provided in Section 5 below. If a Director elects to receive his or her annual retainer fee in the form of vested shares of Common Stock, the shares will be distributed on the date the annual retainer fee is otherwise payable, and the amount of Common Stock distributed shall be the number of shares of Common Stock having an aggregate Fair Market Value on the payment date equal to the amount of the Director's annual retainer fee that is otherwise payable on that date. Fractional shares will be rounded up to the nearest whole share. A Director's election to receive his or her annual retainer fee in the form of cash or vested shares of Common Stock shall continue in effect until the Director notifies the Company in writing, in a manner consistent with Section 5 below, that the Director wishes to prospectively change his or her election. If a Director fails to make any election under the Subplan, the Director's annual retainer fee shall be paid in cash.

Section 5. Deferred Share Unit Accounts.

        The Company shall maintain a Deferred Share Unit account (an "Account") for each Director who has elected to defer his or her annual retainer. Deferred Share Units will be credited to each such Account as follows:

  (a)
  Each Director may make an irrevocable election on or before the December 31 by written notice to the Company, to defer payment of all of the compensation otherwise payable as his or her annual retainer fee for service as a Director for the following calendar year. Notwithstanding the foregoing, a Director may make such an election within 60 days after the Effective Date or first becoming eligible to participate in the Subplan (whichever is later), with respect to compensation payable after the effective date of the election. All compensation which a Director elects to defer pursuant to this Section 5(a) shall be credited in the form of Deferred Share Units to the Director's Account. The number of units so credited will be equal to the number of shares of Common Stock having an aggregate Fair Market Value (on the date the compensation would otherwise have been paid) equal to the amount by which the Director's compensation was reduced pursuant to the deferral election. Deferrals of compensation hereunder shall continue until the Director notifies the Company in writing that the Director wishes his or her compensation for the following calendar year, and succeeding periods to be paid on a current basis either in the form of cash or Common Stock.

  (b)
  As of each date on which a cash dividend is paid on Common Stock, there shall be credited to each Account that number of Deferred Share Units (including fractional units) determined by (i) multiplying the amount of such dividend (per share) by the number of Deferred Share Units in such Account; and (ii) dividing the total so determined by the Fair Market Value of a share of Common Stock on the date of payment of such cash dividend. The additions to a Director's Account pursuant to this Section 5(b) shall continue until the Director's Subplan Benefit is fully paid.

Section 6. Subplan Benefits.

  (a)
  Form.    The Subplan Benefit of a Director shall consist of shares of Common Stock equal in number to the Deferred Share Units in the Director's Account. Any fractional Deferred Share Units shall be rounded up to the nearest whole Deferred Share Unit.

  (b)
  Distribution.
  (i)
  The Subplan Benefit of a Director shall be distributed at the time of termination of the Director's service on the Board.

  (ii)
  In the case of the death of a Director, the Director's Subplan Benefit shall be distributed, within a reasonable time as determined by the Company, after the Director's death to the Director's surviving spouse as beneficiary if such spouse is still living or, if not living, in equal shares to the then living children of the Director as beneficiaries or, if none, to the Director's estate as beneficiary, unless the Director has requested a different distribution by written notice to the Secretary of the Company.

Section 7. General.

  (a)
  Nontransferabilily. Except as provided in Section 6(b)(ii), no payment of any Subplan Benefit of a Director shall be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily or involuntarily or by operation of law. Any act in violation of this subsection shall be void.

  (b)
  Compliance with Legal and Trading Requirements. The Subplan shall be subject to all applicable laws, rules and regulations, including, but not limited to, federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

  (c)
  Amendment. The Committee may amend, alter, suspend, discontinue, or terminate the Subplan without the consent of shareholders of the Company or individual Directors, except that any such action will be subject to the approval of the Company's stockholders at the next annual meeting of the stockholders having a record date after the date such action was taken if such stockholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or securities exchange on which the Common Stock may be quoted or listed, or if the Committee determines in its discretion to seek such stockholder approval; provided, however, that, without the consent of an affected Director, no amendment, alteration, suspension, discontinuation, or termination of the Subplan may impair or, in any other manner, adversely affect the rights of such Director to accrued Subplan Benefits hereunder.

  (d)
  Unfunded Status of Awards. The Subplan (other than Section 4 hereof) is intended to constitute an "unfunded" plan of deferred compensation. With respect to any payments not yet made to a Director, nothing contained in the Subplan shall give any such Director any rights that are greater than those of a general creditor of the Company; provided, however, that the Company may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Subplan to deliver cash, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Subplan unless the Company otherwise determines with the consent of each affected Director.

  (e)
  Nonexclusivity of the Subplan. The adoption of the Subplan shall not be construed as creating any limitations on the power of the Board or the Committee to adopt such other compensation arrangements as it may deem desirable, including, without limitation, the granting of options on Common Stock and other awards otherwise than under the Subplan, and such arrangements may be either applicable generally or only in specific cases.

  (f)
  Adjustments. In the event that subsequent to the Effective Date any dividend in Common Stock, recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other such change, affects the shares of Common Stock such that they are increased or decreased or changed into or exchanged for a different number or kind of shares, other securities of the Company or of another corporation or other consideration, then in order to maintain the proportionate interest of the Directors and preserve the value of the Directors' Deferred Share Units, there shall automatically be substituted for each Deferred Share Unit a new unit representing the number and kind of shares, other securities or other consideration into which each outstanding share of Common Stock shall be changed and/or for which each such share of Common Stock shall be exchanged. The substituted units shall be subject to the same terms and conditions as the original Deferred Share Units.

  (g)
  No Right to Remain on the Board. Neither the Subplan nor the crediting of Deferred Share Units under the Subplan shall be deemed to give any individual a right to remain a director of the Company or create any obligation on the part of the Board to nominate any Director for reelection by the shareholders of the Company.

  (h)
  Governing Law. The validity, construction, and effect of the Subplan shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws.

  (i)
  Effective Date. The Subplan shall become effective as of August 30, 2002 (the "Effective Date").

  (j)
  Titles and Headings. The titles and headings of the Sections in the Subplan are for convenience of reference only. In the event of any conflict, the text of the Subplan, rather than such titles or headings, shall control.

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INVESTMENT TECHNOLOGY GROUP, INC. DIRECTORS' RETAINER FEE SUBPLAN